EXHIBIT 10.25

Mobilemail Limited
Suite 5.18, 130 Shaftesbury Avenue
London, W1D 5EU. United Kingdom

Dated: 28th December 2006

FOR THE FISCAL YEAR ENDING 30TH SEPTEMBER 2006

I, Gary Flint, the Managing Director of Mobilemail Limited, agreed to reduce my salary to ZERO as of 1st April 2006.

The below table summarises the gross and net amounts I received during this fiscal year.

	Gross	Net
Oct-05	£2,916.67	£2,065.87
Nov-05	£2,916.67	£2,065.63
Dec-05	£2,916.67	£2,065.85
Jan-06	£2,916.67	£2,065.86
Feb-06	£2,916.67	£2,065.86
Mar-06	£2,916.67	£2,289.63
Apr-06	£0.00	£0.00
May-06	£0.00	£0.00
Jun-06	£0.00	£0.00
Jul-06	£0.00	£0.00
Aug-06	£0.00	£0.00
Sep-06	£0.00	£0.00
	£17,500.02	£12,618.70

This reduction was due to a number of factors, primarily there being insufficient funds in the company.

The forgone wages are not to be reimbursed nor is any compensation to be received.

There is no further obligation by the Company or any company it is owned by or has any association with, to pay me any further amounts for the fiscal year ending 30th September 2006.

I accept that the above summary is true, and that this letter supercedes any previous agreement between myself and the company.

                            /s/ Gary Flint
Signed: _______________________________
                           (Gary Flint)

                            28/12/06
Dated:________________________________